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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement"), dated August 29, 1997, is made between ZAPATA PROTEIN (USA), INC., a Virginia corporation (the "Borrower"), ZAPATA PROTEIN, INC., a Delaware corporation (the "Guarantor") and HIBERNIA NATIONAL BANK ("Lender"), who agree as follows:

                                   ARTICLE 1.
                                  GENERAL TERMS

         SECTION 1.1 TERMS DEFINED ABOVE. As used in this Agreement, the terms "Agreement," "Borrower," "Guarantor" and "Lender" shall have the meanings indicated above.

         SECTION 1.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

                  "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in New Orleans, Louisiana.

                  "Closing Date" shall mean the date on which the Note is executed and delivered by the Borrower to the Lender.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean the properties described in the Collateral Documents as security for the Indebtedness.

                  "Collateral Documents" shall mean collectively the documents required by the Lender to obtain the security interest in the Collateral as described in Article 3 hereof.

                  "Debt" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to any Person, including the Lender, direct or indirect, liquidated or contingent, now existing or hereafter arising, including, without limitation, (i) indebtedness for borrowed money; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of the Borrower; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (v) the present value of all obligations for





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the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under generally accepted accounting principles; and (vi) trade payables and operating leases incurred in the ordinary course of business or otherwise.

                  "Default" shall mean the occurrence of any of the events specified in Article 8 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

                  "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, unsufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" shall mean the term loan to be made by the Lender to the Borrower as specified in Section 2.1 hereof.

                  "Note" shall mean the term note of the Borrower evidencing the Loan as specified in Section 2.1 hereof, including any amendments, modifications, supplements, restatements, refinancings, substitutions or renewals thereto or thereof.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                  "Plan" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower, or any such plan to which the Borrower is required to contribute on behalf of its employees.


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                  "Prohibited Transaction" shall mean any transaction set forth in Section 406 of ERISA or Section 4979 of the Code.

                  "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

                  "Termination Event" shall mean (i) Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations) or (ii) the withdrawal of the Borrower from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, and, in each case in clauses (i) through (iv) above, such event or condition, together with all other events or conditions, is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         SECTION 1.3 ACCOUNTING TERMS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent (except for changes approved by independent public accountants for the Borrower) with the most recent audited financial statements of the Borrower.

                                   ARTICLE 2.
                                   THE CREDIT

         SECTION 2.1 COMMITMENT TO LEND. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Lender agrees to make a term loan to the Borrower in the principal amount of $2,212,250. The Loan is represented by a promissory note in the principal amount of $2,212,500 payable to the order of the Lender. Interest on the Loan shall be payable monthly in arrears on the first day of each month, beginning October 1, 1997 (except that interest on the Loan at LIBO Rates having either two month or three month interest periods shall be payable on the last day of such interest periods). Principal on the Loan shall be payable in monthly installments of $36,870.83 on the first day of each month, beginning October 1, 1997. The balance of all outstanding principal and accrued but unpaid interest shall be due and payable in full at maturity on August 29, 2002. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest in arrears, then to principal, and any remaining amount to pay unpaid collection costs and late charges.

         SECTION 2.2 INTEREST RATES. The Loan shall bear interest at either (i) the Prime Rate or (ii) the LIBO Rate plus 1.75%, at the Borrower's option. For the purposes hereof, "Prime


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Rate" shall mean the Citibank, N.A. prime or base rate; and "LIBO Rate" shall mean the rate at which deposits of United States Dollars are offered in the London inter-bank market (as shown on the Dow Jones Telerate Matrix for British Bankers Association Interest Settlement Rates as of the date of determination) for interest periods of one month, two months or three months (at Borrower's option), in amounts equal (as nearly as may be) to the principal amount of the Loan outstanding. All advances under the Loan shall bear interest at the same interest rate; only one interest rate tranche shall be permitted for the Loan. In the absence of any designation by the Borrower, the Loan shall bear interest at the Prime Rate.

         SECTION 2.3 PREPAYMENTS. The Borrower may, at its option, prepay the principal amount of the Loan at any time, in whole or in part, upon 30 days prior written notice. All partial prepayments shall be applied to installments of principal in inverse order of their maturity.

         SECTION 2.4 BUSINESS DAYS. If the date for any payment, prepayment or commitment fee payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement, the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commitment fee, as the case may be. If the date for any interest rate election falls on a day which is not a Business Day, then the same shall be deemed to have fallen on the next preceding Business Day.

         SECTION 2.5 NATURE OF COMMITMENT. The Lender's obligation to make any and all advances on the Loan shall be deemed to be a transaction made pursuant to a contract to make a loan or extend debt financing or financial accommodations to the Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code of the United States.

         SECTION 2.6 PAYMENTS. The Borrower shall make each payment hereunder and under the Note not later than 3:00 p.m. (central time) on the day when due in lawful money of the United States of America to the Lender at its office at 313 Carondelet Street, New Orleans, Louisiana 70130 or P.O. Box 61540, New Orleans, Louisiana 70161 in same day funds. The Borrower hereby authorizes the Lender to charge from time to time against the Borrower's accounts with the Lender any amount so due.

         SECTION 2.7 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loan to finance equipment and aircraft and to provide for working capital.

                                   ARTICLE 3.
                          SECURITY FOR THE OBLIGATIONS

         SECTION 3.1 SECURITY.  The Loan shall be secured by the following:


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                  (a) Security Agreement granting to the Lender a first priority security interest in certain aircraft of the Borrower.

                  (b) Security Agreement granting to the Lender a first priority security interest in certain equipment of the Borrower.

                  (c) Guaranty Agreement by the Guarantor.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement, the Borrower and Guarantor represent and warrant to the Lender (which representations and warranties will survive the extensions of credit under this Agreement) that:

         SECTION 4.1 EXISTENCE. (a) The Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Virginia, and is duly qualified as a foreign corporation in all jurisdictions where the property it owns or the business it transacts make such qualification necessary. The Borrower is a wholly-owned subsidiary of the Guarantor. The chief executive office of the Borrower is at 3840 Highway 22, Mandeville, Louisiana 70471. The federal taxpayer identification number for the Borrower is 54-0353060.

                  (b) The Guarantor is a corporation duly organized, legally existing and in good standing under the laws of ____________, and is duly qualified as a foreign corporation in all jurisdictions where the property it owns or the business it transacts make such qualification necessary. The Guarantor is a holding company that is a wholly-owned subsidiary of Zapata Corporation.

         SECTION 4.2 POWER AND AUTHORIZATION. The Borrower is duly authorized and empowered to execute, deliver and perform this Agreement, the Note and the Collateral Documents executed by it. All action on the part of the Borrower requisite for the due creation and execution of this Agreement, the Note and Collateral Documents has been duly and effectively taken. The Guarantor is duly authorized and empowered to execute, deliver and perform the Collateral Documents executed by it. All action on the part of the Guarantor requisite for the due creation and execution of the Collateral Documents executed by it has been duly and effectively taken.

         SECTION 4.3 BINDING OBLIGATIONS. The Borrower and Guarantor have reviewed this Agreement, the Note and the Collateral Documents with counsel for the Borrower and have had the opportunity to discuss the provisions thereof with the Lender prior to execution. This Agreement, the Note and the Collateral Documents constitute valid and binding obligations of the Borrower and Guarantor enforceable in accordance with their terms


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(except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

         SECTION 4.4 NO LEGAL BAR OR RESULTANT LIEN. This Agreement, the Note and the Collateral Documents do not and will not violate any provisions of the Borrower's or Guarantor's charter and by-laws, will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower or Guarantor is subject, and will not result in the creation or imposition of any Lien upon any property of the Borrower or Guarantor, other than as contemplated by this Agreement.

         SECTION 4.5 NO CONSENT. The Borrower's and Guarantor's execution, delivery and performance of this Agreement, the Note and the Collateral Documents executed by them do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         SECTION 4.6 FINANCIAL CONDITION. All financial statements of the Guarantor delivered to Lender fairly and accurately present the financial condition of the parties for whom such statements are submitted, and all such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and there are no contingent liabilities required by generally accepted accounting principles to be disclosed in the balance sheets of such parties not disclosed thereby (or not otherwise disclosed to the Lender) which would materially adversely affect the financial condition of such parties. Since the close of the period covered by the latest financial statements delivered to Lender with respect to the Guarantor, there has been no material adverse change in the assets, liabilities or financial condition of the Guarantor. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of the Borrower or Guarantor is threatened, which (i) might render the Borrower or Guarantor unable to perform its obligations under this Agreement, the Note or the Collateral Documents or (ii) would constitute a Default hereunder or (iii) might adversely affect the financial condition of the Borrower or the Guarantor or the validity or priority of the lien of the Collateral Documents or (iv) might adversely affect the business or the property of the Borrower or Guarantor or their ability to carry on business as now conducted. The Borrower and the Guarantor are (i) not a defendant in any suits or legal action which are not covered by insurance or disclosed to the Lender and (ii) do not have any judgments, garnishments or attachments pending against them. All of the materials which the Borrower has submitted to the Lender a constitute a complete and accurate presentation of all facts material to the Lender's agreement to execute this Agreement.

         SECTION 4.7 SOLVENCY. The Borrower and Guarantor will receive a reasonably equivalent value in exchange for the obligations of the Borrower under this Agreement, the Note and the Collateral Documents. The execution and performance of this Agreement, the Note and the Collateral Documents by the Borrower and Guarantor (i) are not being made


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with any intent to hinder, delay or defraud any entity to which the Borrower or
Guarantor is indebted; (ii) will not result in the Borrower or Guarantor becoming insolvent or having an unreasonably small capital for the business in which it is engaged; and (iii) will not cause the Borrower or Guarantor to incur debts that would be beyond the ability of the Borrower and Guarantor to pay as such debts mature. For the purposes of this Section, "insolvent" shall mean the following: the sum of the Borrower's and Guarantor's debts, respectively, is greater than all of the Borrower's and Guarantor's property at a fair valuation. Any property transferred, concealed or removed with intent to hinder, delay or defraud the Borrower's or Guarantor's creditors and property which may be exempted from the debtor's estate under the Federal Bankruptcy Code shall be excluded from the assets of the Borrower for purposes of determining insolvency. The Borrower and Guarantor have never been adjudicated a bankrupt or filed a case under the Federal Bankruptcy Code or had an order for relief entered against them under the Federal Bankruptcy Code.

         SECTION 4.8 TAXES AND GOVERNMENTAL CHARGES. The Borrower and Guarantor have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or upon their property or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

         SECTION 4.9 DEFAULTS. The Borrower and Guarantor are not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or Guarantor is a party or by which they are bound.

         SECTION 4.10 CASUALTIES AND CONDEMNATION. Since the date of the most recent financial statements furnished to the Lender prior to the Closing Date, neither the business nor the property of the Borrower or Guarantor has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, except as disclosed in writing to the Lender on or prior to the Closing Date.

         SECTION 4.11 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Loan hereunder will be used by the Borrower for the purposes listed in Article 2 hereof. None of such proceeds will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action


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which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         SECTION 4.12 COMPLIANCE WITH THE LAW. The Borrower and Guarantor (a) are not in violation of any law, judgement, decree, order, ordinance or governmental rule or regulation to which the Borrower or any of its property is subject; and (b) have not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its property or the conduct of its business; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of the Borrower or Guarantor.

         SECTION 4.13 ERISA. The Borrower and Guarantor are in compliance in all material respects with the applicable provisions of ERISA, and no Reportable Event has occurred with respect to any Plan of the Borrower or Guarantor. This provision shall be applicable only if Borrower and Guarantor have adopted or shall adopt a defined benefit Plan.

         SECTION 4.14 OTHER INFORMATION. All information, reports, papers and data given to the Lender by the Borrower and Guarantor pursuant to this Agreement and in connection with the Borrower's application for the Loan are accurate and correct in all material respects. All financial projections given to the Lender were prepared in good faith based on facts and circumstances existing at the time of preparation and were believed by the Borrower and Guarantor to be accurate in all material respects. No information, exhibit or report furnished by the Borrower and Guarantor to the Lender in connection with this Agreement or in the negotiation of this Agreement contained any material misstatement or fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

         SECTION 4.15 UTILITY OR INVESTMENT COMPANY. The Borrower is not engaged in the State of Louisiana in the generation, transmission or distribution and sale of electric power, transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial or other use; ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities or industrial consumers; provision of telephone or telegraph service to others; production, transmission or distribution and sale of steam or water; operation of a railroad; or provision of sewer service to others. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.16 TITLE TO COLLATERAL. The Borrower has good and merchantable title to the Collateral, free of all liens and encumbrances except those created in favor of the Lender. Furthermore, the Borrower has not heretofore conveyed or agreed to convey or


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encumber any Collateral in any way, except in favor of the Lender or as permitted by this Agreement.

         SECTION 4.17 CONTINUING ACCURACY. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the later of the date on which all obligations of the Borrower under this Agreement, the Note and the Collateral Documents and any other documents executed in connection therewith are fully satisfied or the Borrower shall promptly notify the Lender of any event which would render any of said representations and warranties untrue or misleading.

                                   ARTICLE 5.
                              AFFIRMATIVE COVENANTS

         Unless the Lender's prior written consent to the contrary is obtained, the Borrower and Guarantor will at all times comply with the covenants in this
Article 5, from the date hereof and for so long as any part of the Obligations is outstanding.

         SECTION 5.1 PERFORMANCE OF OBLIGATIONS. The Borrower will repay the Loan according to the reading, tenor and effect of the Note and this Agreement. The Borrower and Guarantor will do and perform every act required of it by this Agreement, the Note, or the Collateral Documents at the time or times and in the manner specified.

         SECTION 5.2 FINANCIAL STATEMENTS AND REPORTS. The Borrower and Guarantor will promptly furnish to the Lender such information regarding the business and affairs and financial condition of the Borrower and Guarantor as the Lender may reasonably request, and, specifically, the Borrower and Guarantor will furnish or cause to be furnished to the Lender:

                  (a) Annual Financial Statements of the Guarantor - as soon as available and, in any event, within 120 days after the close of each fiscal year of the Guarantor, the audited balance sheet of the Guarantor as at the end of such year, the audited statement of income of the Guarantor for such year and the audited statement of cash flow of the Guarantor for such year, in each case on a consolidated and consolidating basis and setting forth in comparative form the corresponding figures for the preceding fiscal year certified correct by an independent certified public accounting firm acceptable to the Lender.

                  (b) Monthly Financial Statements of the Guarantor - as soon as available but in any event within 30 days after the end of each month, the unaudited financial statements of the Guarantor for such month, certified correct by the chief financial officer of the Guarantor.

                  (c) Quarterly Compliance Certificates - within 30 days after the end of each fiscal quarter of the Borrower and Guarantor, the Borrower and Guarantor will provide the Lender with a certificate signed by the chief financial officers of the Borrower and


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Guarantor, in form and substance satisfactory to the Lender, to the effect that no Defaults exist (or if a Default exists the nature, period of existence and status thereof) and showing a calculation of the financial covenants set forth in this Agreement.

                  (d) Other Information - promptly upon the request of the Lender, all regular budgets and such other information regarding the business and affairs and financial condition of the Borrower and Guarantor as the Lender may reasonably request.

All such financial statements and reports referred to above shall be in such detail as the Lender may reasonably request and shall conform to generally accepted accounting principles applied on a consistent basis, except only for such changes in accounting principles or practice with which the independent certified public accountants concur.

         SECTION 5.3 TAXES AND OTHER LIENS. The Borrower and Guarantor will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or upon any of their property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, the Borrower and Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles.

         SECTION 5.4 MAINTENANCE OF EXISTENCE. The Borrower and Guarantor will
(i) maintain their existence; (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business of the Borrower or Guarantor) with all valid laws, statutes, codes, acts, ordinances, orders, judgements, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; (iii) maintain their properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties to the extent necessary so that any failure will not materially and adversely affect the business of the Borrower and Guarantor; (iv) maintain or obtain all franchises, permits, licenses, authorizations, directions of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign necessary to allow the Borrower and Guarantor to maintain its business as currently conducted; and (v) continue to conduct its business in the manner currently conducted. The Borrower shall remain a wholly-owned subsidiary of the Guarantor.


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         SECTION 5.5 FURTHER ASSURANCES. The Borrower and Guarantor will promptly (and in no event later than 30 days after written notice from the Lender is received) cure any defects in the creation, execution and delivery of this Agreement, the Note or the Collateral Documents. The Borrower and Guarantor at their expense will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and Guarantor in this Agreement, the Note or the Collateral Documents or to further evidence and more fully describe the Collateral, or to correct any omissions in the Collateral Documents, or more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents, as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

         SECTION 5.6 REIMBURSEMENT OF EXPENSES. The Borrower and Guarantor will pay all reasonable legal fees and fees of Lender's counsel, title insurance premiums, brokerage fees, appraisal fees, environmental survey fees, inspection fees, survey costs, travel and other expenses incurred by the Lender in connection with the preparation of this Agreement, the Note and the Collateral Documents (including any amendments) and the maintenance of the Loan. The Borrower and Guarantor will, upon request, promptly reimburse the Lender for all payments expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower and Guarantor under this Agreement, or to protect the property or business of the Borrower and Guarantor or to collect the Obligations, or to enforce the rights of the Lender under this Agreement, the Note and/or the Collateral Documents, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the interest rate set forth in the Note on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

         SECTION 5.7 INSURANCE. (a) The Borrower shall procure and maintain for the benefit of the Lender original paid up insurance policies from companies licensed in the state where the Collateral is located and having a Best's rating of A/IX, in amounts, in form and substance, and with expiration dates acceptable to the Lender and containing a non-contributory standard mortgagee clause or its equivalent in a form satisfactory to the Lender, or the statutory mortgagee clause, if any, required in the state where the Collateral is located, or a mortgagee's loss payable endorsement, in favor of the Lender, providing the following types of insurance on the Collateral:

                           (i) Multi-Peril Hazard Insurance. Multi-peril hazard insurance, in each case affording insurance against loss or damage by fire, lightning, explosion, collapse, theft, sprinkler leakage, vandalism and malicious mischief and such other perils as are included in so-called "all-risks" or "extended coverage" and against such other insurance perils, as, under good insurance practices, from time to time are

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



         insured against for properties of similar character and location; such insurance to be not less than the lesser of (i) 100% of the full replacement cost of the Collateral without deduction for depreciation or (ii) the principal amount of the Loan.

                           (ii) Comprehensive General Liability Insurance. Comprehensive public liability insurance with respect to the Collateral and the operations related thereto, whether conducted on or off the Collateral, against liability for personal injury (including bodily injury and death) and property damage, of not less than $5,000,000 combined single limit bodily injury and property damage; such comprehensive public liability insurance to be on a per occurrence basis and, if required by the Lender, to specifically include, but not be limited to, water damage liability, products liability, aircraft and motor vehicle liability for all owned and non-owned aircraft and vehicles, including rented and leased vehicles, and contractual indemnification.

                           (iii) Other Insurance. Such other insurance to the Borrower in such amounts as may from time to time be reasonably required by Lender against other insurable casualties which at the time are commonly insured against in the case of companies similarly situated.

                  (b) All of the foregoing policies shall contain an agreement by the insurer not to cancel or amend the policies without giving the Lender at least 30 days prior written notice of its intention to do so.

                  (c) Borrower shall deliver a copy of a certified renewal binder or evidence of new coverage in the form of a binding certificate(s) of insurance reasonably acceptable to Lender prior to expiration of the existing policy. Borrower shall have 60 days thereafter to deliver the original policy to the Lender. In the event Borrower should, for any reason whatsoever, fail to keep the Collateral or any part thereof so insured, or to keep said policies so payable, or fail to deliver to Lender the original, in its sole discretion, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor. The Borrower shall reimburse the Lender upon demand for the amount of premium paid, together with interest thereon at 12% per annum from date until paid.

                  (d) Borrower agrees to notify Lender immediately in writing of any material fire or other casualty to or accident involving the Collateral, whether or not such fire, casualty or accident is covered by insurance. Borrower further agrees to notify promptly Borrower's insurance company and to submit an appropriate claim and proof of claim to the insurance company if the Collateral is damaged or destroyed by fire or other casualty.

                  (e) The Lender is hereby authorized and empowered, at its option, to collect and receive the proceeds from any policy or policies of insurance, and each insurance company is hereby authorized and directed to make payment of all such losses to the Borrower and the Lender jointly. The Lender shall apply the net proceeds thereof, at Lender's sole option, either to the repayment or prepayment of the Loan or to permit the Borrower to repair or replace the damaged or destroyed Collateral.

         SECTION 5.8 ACCOUNTS AND RECORDS. The Borrower and Guarantor will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles consistently applied, except for changes in accounting principles or practices with which the independent public accountants for the Borrower and Guarantor concur.

         SECTION 5.9 RIGHT OF INSPECTION. The Borrower and Guarantor will permit any officer, employee or agent of the Lender to examine the books of record and accounts of the Borrower and Guarantor, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower and Guarantor with the Borrower and Guarantor's officers, accountants and auditors, all at such reasonable times and on reasonable notice and as often as the Lender may reasonably desire.

         SECTION 5.10 NOTICE OF CERTAIN EVENTS. (a) The Borrower and Guarantor shall promptly notify the Lender if the Borrower and Guarantor learns of the occurrence of any event which constitutes a Default under this Agreement, together with a detailed statement by a responsible officer of the Borrower and Guarantor of the steps being taken to cure the effect of such Default.

                  (b) The Borrower and Guarantor shall promptly notify the Lender of any change in location of the Borrower's and Guarantor's principal place of business or the office where it keeps its records concerning accounts and contract rights.

                  (c) The Borrower and Guarantor shall promptly notify the Lender of the arising of any litigation or dispute threatened against or affecting the Borrower and Guarantor which, if adversely determined, would have a material adverse effect upon the financial condition or business of the Borrower and Guarantor. In the event of such litigation involving the Borrower and Guarantor, the Borrower and Guarantor will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, the Borrower and Guarantor shall prosecute all allowable appeals. The Lender may (but shall not be obligated to), without prior notice to the Borrower and Guarantor, commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of the Lender and the Borrower and Guarantor pursuant to this Agreement. The Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which the Borrower and Guarantor agrees to repay to Lender upon demand.

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         SECTION 5.11 ERISA INFORMATION AND COMPLIANCE. The Borrower and
Guarantor will promptly furnish to the Lender (i) upon request of the Lender promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created by the Borrower and Guarantor and
(ii) immediately upon becoming aware of the occurrence of any Reportable Event, or of any Prohibited Transaction in connection with any Plan or any trust created by the Borrower or Guarantor, a written notice signed by the president or the chief financial officer of the Borrower or Guarantor specifying the nature thereof, what action the Borrower or Guarantor is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrower and Guarantor will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Plans of the Borrower and Guarantor. This provision shall be applicable only if Borrower and Guarantor has adopted or shall adopt a defined benefit Plan.

         SECTION 5.12 INDEMNIFICATION. (a) The Borrower and Guarantor will indemnify the Lender and hold the Lender harmless from claims of brokers with whom the Borrower and Guarantor has dealt in the execution hereof or the consummation of the transactions contemplated hereby. The Lender will indemnify the Borrower and Guarantor from claims of brokers with whom the Lender has contracted in connection with the transactions contemplated hereby.

                  (b) The Borrower and Guarantor will indemnify the Lender and hold the Lender harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Lender in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral.

                  (c) The Borrower and Guarantor will indemnify and fully protect the Lender from any allegation or charge whatsoever of negligence, misfeasance or nonfeasance of the Lender in whole or in part, pertaining to any defect in the Collateral, and particularly any failure of the Lender or any agent, officer, employee or representative of the Lender to note any defect in materials or workmanship or of physical conditions or failure to comply with any plans, specifications, drawings, ordinances, statutes or other governmental requirements, or to call to the attention of any person whatsoever, or take any action, or to demand that any action be taken, with regard to any such defect or failure or lack of compliance.

         SECTION 5.13 COMPLIANCE WITH LAWS AND COVENANTS. The Borrower and Guarantor shall observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign, applicable to the Borrower and Guarantor or the Vehicles.

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




         SECTION 5.14 ENVIRONMENTAL INDEMNITY. (a) The Borrower and Guarantor shall defend, indemnify and hold the Lender and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under the property of the Borrower or Guarantor of any hazardous substances or solid wastes (as defined elsewhere in this Agreement) or any releases or discharges of any hazardous substances or solid wastes on, under or from the property of the Borrower or Guarantor or (ii) any activity carried on or undertaken on or off the property of the Borrower or Guarantor, whether prior to or during the term of this Agreement, and whether by the Borrower and Guarantor or any predecessor in title or any officers, employees, agents, contractors or subcontractors of the Borrower and Guarantor or any predecessor in title, or any third persons at any time occupying or present on the property of the Borrower or Guarantor in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the property of the Borrower or Guarantor. Without prejudice to the survival of any other agreements of the Borrower and Guarantor hereunder, the provisions of this Section shall survive the final payment of all Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.

                  (b) The Borrower and Guarantor shall observe and comply with all laws, ordinances, orders, decrees, rules and regulations of all federal and state governments relating to environmental matters.

         SECTION 5.15 FINANCIAL COVENANTS. (a) Total Liabilities to Tangible Net Worth Ratio. The Guarantor shall maintain on a consolidated basis as of the end of each month, a ratio of (i) Debt (including the Loan) to (ii) tangible net worth (defined as total assets less total liabilities and less items commonly referred to an intangible items) of not more than 1.00 to 1.00.

                  (b) Minimum EBIT to Interest Expense Ratio. The Guarantor shall maintain on a consolidated basis during each 12 month period ending on the last day of each fiscal quarter of the Guarantor, a ratio of (i) net income before interest expense and income taxes to (ii) total interest expense on the Loan and on any other Debt, of not less than 3.00 to 1.00.

                  (c) Maximum Dividends and Other Distributions. The Guarantor and Borrower shall not pay any dividends, redeem any stock, make any loans or lease payments to affiliates or make any other distributions or payments to affiliates (collectively, the "Restricted Payments"), if (i) a Default exists or is continuing or would be caused by the Restricted Payments, or (ii) if the total cash or cash equivalents of the Borrower and Guarantor are less than $3,000,000 or would be less than $3,000,000 if any such Restricted Payment were made. For the purposes hereof, "affiliate" shall mean the Borrower, the

Guarantor, Zapata Corporation or any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with the Borrower, Guarantor or Zapata Corporation; a Person shall be deemed "controlled by" another person if the other Person possesses, directly or indirectly, power either to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                                   ARTICLE 6.
                               NEGATIVE COVENANTS

         Unless the Lender's prior written consent to the contrary is obtained, the Borrower and Guarantor will at all times comply with the covenants contained in this Article 6, from the date hereof and for so long as any part of the Obligations is outstanding.

         SECTION 6.1 NATURE OF BUSINESS. The Borrower and Guarantor will not permit any material change to be made in the character of its business as carried on at the date hereof.

         SECTION 6.2 MERGERS AND CONSOLIDATIONS; SALE OF ASSETS. Without the Lender's prior written consent, the Borrower and Guarantor will not acquire, merge with or consolidate with any Person (whether or not such acquisition, merger or consolidation requires any capital expenditures on the part of the Borrower and Guarantor), nor will it sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property (whether now owned or hereafter acquired) to any Person.

         SECTION 6.3 ERISA COMPLIANCE. If the Borrower and Guarantor ever adopts an employee benefit plan covered by ERISA, the Borrower and Guarantor will not at any time permit any Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code; incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or terminate any such Plan in a manner which could result in the imposition of a Lien on the property of the Borrower and Guarantor pursuant to
Section 4068 of ERISA.

                                   ARTICLE 7.
                              CONDITIONS OF LENDING

         SECTION 7.1 CONDITIONS OF LENDING. The obligation of Lender to make extensions of credit under this Agreement is subject to the accuracy of each and every representation and warranty of the Borrower and Guarantor made or referred to in this Agreement, or in any certificate delivered to the Lender pursuant to or in connection with this Agreement, to the performance by the Borrower and Guarantor of their obligations to be performed hereunder and under the Note and the Collateral Documents on or before the date of such extensions of credit, and to receipt of the following on or before the Closing Date:

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



                  (a) Agreement. Duly executed counterpart of this Agreement signed by all the parties hereto.

                  (b) Note. The duly executed Note signed by the Borrower.

                  (c) Collateral Documents. Duly executed counterparts of the Collateral Documents and receipt of the Collateral.

                  (d) Organization Documents. Certificates of the secretary of the Borrower and Guarantor, setting forth evidence in form and substance satisfactory to the Lender with respect to the authorization of this Agreement, the Note and the Collateral Documents to be signed by each Person.

                  (e) Closing Statement. A closing statement showing all closing costs and other initial advances under the Loan.

                  (f) Options. Favorable opinion of counsel for the Borrower and Guarantor, in form and substance satisfactory to the Lender.

                  (g) No Adverse Change. There shall have occurred no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower or Guarantor from those reflected in the most recent financial statements furnished to the Lender prior to the Closing Date, except to the extent that such changes are permitted by this Agreement; furthermore, no Default shall have occurred and be continuing.

                  (h) Capital Conversion. Verification that the intercompany Debt owed by the Borrower to Zapata Corporation has been converted into paid in capital.

                                   ARTICLE 8.
                                     DEFAULT

         SECTION 8.1 EVENTS OF DEFAULT. Any of the following events shall be considered an "Event of Default" as that term is used herein:

                  (a) Principal and Interest Payments. The Borrower fails to make payment when due of any principal or interest installment on the Loan or any other Obligation to Lender;

                  (b) Representations and Warranties. Any representation or warranty made by the Borrower and Guarantor in this Agreement proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by the Borrower and Guarantor (or any officer, accountant or attorney of the Borrower) under this Agreement, proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified;

                  (c) Covenants. The Borrower and Guarantor defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Note or any of the Collateral Documents to be kept or performed by the Borrower and Guarantor (other than a default under Section 8.1(a) and 8.1(b) hereof), and such default continues unremedied for a period of 30 days after the earlier of (i) written notice thereof being given by the Lender to the Borrower or (ii) such default otherwise becoming known to the chief financial officer of the Borrower;

                  (d) Other Debt to Lender. The Borrower defaults in the payment of any amounts due to the Lender or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other documents relating to any Debt of the Borrower and Guarantor to the Lender other than the Obligations incurred pursuant to this Agreement and any grace period applicable to such default has elapsed;

                  (e) Other Debt to Other Lenders. The Borrower and Guarantor defaults in the payment of any amounts due to any Person (other than the Lender) or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any Debt of the Borrower and Guarantor any Person (other than the Lender), in excess of $50,000 and any grace period applicable to such default has elapsed;

                  (f) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Borrower and Guarantor or of any of its property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower and Guarantor under the Federal Bankruptcy Code; or the Borrower and Guarantor is adjudicated bankrupt or insolvent; or any material portion of the properties of the Borrower and Guarantor is sequestered by court order and such order remains in effect for more than thirty (30) days after the Borrower and Guarantor obtains knowledge thereof; or a petition is filed against the Borrower and Guarantor under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days;

                  (g) Voluntary Petitions. The Borrower and Guarantor files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

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                  (h) Assignments for Benefit of Creditors. The Borrower and
Guarantor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower and Guarantor or of all or any part of its property;

                  (i) Undischarged Judgments. Judgment for the payment of money in excess of $50,000 (which is not covered by insurance) is rendered by any court or other governmental body against the Borrower and Guarantor, and the Borrower and Guarantor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said period of 30 days from the date of entry thereof, or such longer period during which execution of such judgement shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles;

         SECTION 8.2 REMEDIES. (a) Upon the happening of any Event of Default specified in Section 8.1 (other than Sections 8.1(f) or 8.1(g) hereof), the Lender may by written notice to the Borrower declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default or any kind, all of which are hereby expressly waived by the Borrower and Guarantor.

                  (b) Upon the happening of any Event of Default specified in Sections 8.1(f) or 8.1(g), the entire principal amount of all Obligations then outstanding, including interest accrued thereon, shall, without notice or action by the Lender, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower and Guarantor.

                  (c) In addition to the foregoing, the Lender may exercise any of the rights or remedies provided in the Collateral Documents or avail itself of any other rights and remedies provided by applicable law.

         SECTION 8.3 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower and Guarantor (any such notice being expressly waived by the Borrower and Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower and Guarantor against any and all of the Obligations of the Borrower and Guarantor, liquidated or unliquidated, irrespective of whether or not the Lender shall have made any demand under this Agreement, or the Note, and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

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The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have under the Collateral Documents or otherwise.

                                   ARTICLE 9.
                                  MISCELLANEOUS

         SECTION 9.1 NOTICES. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by the Lender to or on the Borrower or the Guarantor shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person or by facsimile transmission) the same day as delivery, in each case addressed (until another address or addresses is given in writing by Borrower to Lender) as follows:

                  Zapata Protein (USA), Inc.
                  P.O. Box 1670
                  Mandeville, LA 70470-1670
                           or
                  3840 Highway 22
                  Mandeville, LA 70471
                  Attention: Clyde R. Gilbert
                             Vice President and Controller

                  Zapata Protein, Inc.
                  P.O. Box 1670
                  Mandeville, LA 70470-1670
                           or
                  3840 Highway 22
                  Mandeville, LA 70471
                  Attention: Clyde R. Gilbert
                             Vice President and Controller

         Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by Borrower to or on Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person or by facsimile transmission) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Lender to Borrower) as follows:

                  Hibernia National Bank
                  313 Carondelet Street
                  New Orleans, Louisiana 70130
                           or
                  P.O. Box 61540
                  New Orleans, Louisiana 70161
                  Attention: Manager, Commercial Banking Department

         SECTION 9.2 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement, the Note or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note or the Collateral Documents.

         SECTION 9.3 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower or the Guarantor herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

         SECTION 9.4 SUCCESSORS AND ASSIGNS. (a) All covenants and agreements contained by or on behalf of the Borrower and Guarantor in this Agreement, the Note and the Collateral Documents shall bind its successors and aligns and shall inure to the benefit of the Lender and its successors and assigns.

                  (b) This Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferrable, it being understood that, upon the transfer or assignment by the Lender of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Lender under this Agreement.

                  (c) Borrower and Guarantor hereby recognize and agree that the Lender may, from time to time, one or more times, transfer all or any portion of the Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third party lenders. The Borrower and Guarantor specifically agree and consent to all such transfers and assignments and the Borrower and Guarantor further waive any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable Louisiana law. The Borrower and Guarantor further agree that the purchaser of a participation interest in the Obligations will be considered as the absolute owner of a percentage interest of such Obligations and that such a purchaser will have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation interest.

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



         SECTION 9.5 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Note.

         SECTION 9.6 WAIVERS. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note or the Collateral Documents shall operate as a waiver thereof.

         SECTION 9.7 CUMULATIVE RIGHTS. The rights and remedies of the Lender under this Agreement, the Note and the Collateral Documents shall be cumulative, and the exercise

         SECTION 9.8 SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         SECTION 9.9 GOVERNING LAW. This Agreement is, and the Note will be, contracts made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

         SECTION 9.10 TITLES OF ARTICLES, SECTIONS, SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         SECTION 9.11 LIMITATION OF LIABILITY. This Agreement, the Note and the Collateral Documents, are executed by an officer of the lender, and by acceptance of the Loan, the Borrower and Guarantor agree that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Lender, resort shall be had solely to the assets and property of the Lender, and no shareholder, officer, employee or agent of the Lender shall be personally liable therefor.

         SECTION 9.12 RELATIONSHIP BETWEEN THE PARTIES. The relationship between the Lender and the Borrower and Guarantor shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be joint venture or partnership.

         SECTION 9.13 AMENDMENT. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an

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



instrument in writing signed by the party against whom enforcement of the charge, waiver, discharge or termination is sought.

         SECTION 9.14 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Lender and the Borrower and Guarantor and supersedes all prior written or oral understandings with respect thereto; provided, that all written and oral representations, warranties and certifications made by the Borrower and Guarantor to the Lender with respect to the Loan and the security therefor shall survive the execution of this Agreement.

         SECTION 9.15 TIME OF THE ESSENCE. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower and Guarantor and the Lender to be performed hereunder.

         SECTION 9.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.17 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE BORROWER AND GUARANTOR AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND GUARANTOR AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTE, (ii) THIS AGREEMENT,
(iii) THE COLLATERAL DOCUMENTS OR (iv) THE PROPERTY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND GUARANTOR AND THE LENDER, AND THE BORROWER AND GUARANTOR AND THE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND GUARANTOR AND THE LENDER FURTHER REPRESENT THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT EACH HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

                  (b) THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA, AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:                                ZAPATA PROTEIN (USA), INC.

                                         By: ______________________________
                                         Name: Clyde  R. Gilbert
                                         Title:  Vice President and Controller

GUARANTOR:                               ZAPATA PROTEIN, INC.

                                         By: _______________________________
                                         Name: Clyde R. Gilbert
                                         Title:  Vice President and Controller

LENDER:                                  HIBERNIA NATIONAL BANK

                                         By: _______________________________
                                         Name: Steve Hemperley
                                         Title:  Vice President


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